                                                                    EXHIBIT 10.6

                       CABOT INDUSTRIAL PROPERTIES, L.P.
                          INDUSTRIAL REAL ESTATE LEASE
                             MULTI-TENANT NET FORM



                               TABLE OF CONTENTS


Article                                                                    Page
-------                                                                    ----

ONE:          BASIC TERMS................................................     2
TWO:          PREMISES...................................................     5
THREE:        LEASE TERM.................................................     5
FOUR:         RENT.......................................................     6
FIVE:         PROPERTY TAXES.............................................     7
SIX:          UTILITIES..................................................     8
SEVEN:        INSURANCE..................................................     8
EIGHT:        COMMON AREAS...............................................    10
NINE:         USE OF PREMISES............................................    12
TEN:          CONDITION AND MAINTENANCE OF PREMISES......................    14
ELEVEN:       DAMAGE OR DESTRUCTION......................................    16
TWELVE:       CONDEMNATION...............................................    17
THIRTEEN:     ASSIGNMENT AND SUBLETTING..................................    17
FOURTEEN:     DEFAULTS AND REMEDIES......................................    19
FIFTEEN:      PROTECTION OF LENDERS......................................    21
SIXTEEN:      LEGAL COSTS................................................    22
SEVENTEEN:    MISCELLANEOUS PROVISIONS...................................    22
EIGHTEEN:     TENANT IMPROVEMENT ALLOWANCE...............................    26

ARTICLE ONE: BASIC TERMS
------------------------

The following terms used in this Lease shall have the meanings set forth below.

1.01  DATE OF LEASE:                      September 1, 1998

1.02  LANDLORD (LEGAL ENTITY):            Cabot Industrial Properties, L.P.

1.03  TENANT (LEGAL ENTITY):              SalesLink Corporation, a Delaware corporation

1.04  TENANT'S GUARANTOR:                 CMG Information Services, Inc.

1.05  ADDRESS OF PROPERTY:                6112 West 73rd Street, Bedford Park, Illinois

1.06  APPROXIMATE SIZE OF PROPERTY:       232,872 rentable square feet

1.07  APPROXIMATE SIZE OF PREMISES:       80,239 rentable square feet

1.08  TENANT'S INITIAL PRORATA SHARE:     34.46%

1.09  LEASE TERM:                         One hundred twenty (120) full calendar months

1.10  LEASE COMMENCEMENT DATE:            March 1, 1999

1.11  LEASE EXPIRATION DATE:              February 28, 2009

1.12  PERMITTED USES:                     General office and warehouse use, provided any such use shall be compliant with applicable zoning laws and the terms of this Lease

1.13  BROKER(S):                          Darwin Realty & Development, Midwest Commercial Real Estate

1.14  INITIAL SECURITY DEPOSIT:           $125,000.00 Letter of Credit, subject to adjustment as described in Section 17.16

1.15  PARKING SPACES ALLOCATED TO TENANT: Those certain spaces located in Area 1 as generally shown on
                                          Exhibit A-1 attached hereto

================================================================================
                                                                      Monthly
Period                                            Annual Base Rent  Installment
--------------------------------------------------------------------------------
March 1, 1999 -                                        $254,357.63    $21,196.47
February 29, 2000
--------------------------------------------------------------------------------
March 1, 2000 -                                        $261,352.46    $21,779.37
February 28, 2001
--------------------------------------------------------------------------------

1.16  BASE RENT:

================================================================================
                                                                      Monthly
Period                                            Annual Base Rent  Installment
--------------------------------------------------------------------------------
March 1, 2001 -                                        $268,539.66    $22,378.30
February 28, 2002
================================================================================
March 1, 2002 -                                        $275,924.50    $22,993.71
February 28, 2003
================================================================================
March 1, 2003 -                                        $283,512.42    $23,626.03
February 29, 2004
================================================================================
March 1, 2004 -                                        $291,309.01    $24,275.75
February 28, 2005
================================================================================
March 1, 2005 -                                        $299,320.01    $24,943.33
February 28, 2006
================================================================================
March 1, 2006 -                                        $307,551.31    $25,629.28
February 28, 2007
================================================================================
March 1, 2007 -                                        $316,008.97    $26,334.08
February 29, 2008
================================================================================
March 1, 2008 -                                        $324,699.22    $27,058.27
February 28, 2009
================================================================================

1.17  OTHER CHARGES PAYABLE BY TENANT:     (i)  Real Property Taxes (Article Five);
                                           (ii)  Utilities (Article Six);
                                           (iii)  Insurance Premiums (Article Seven);
                                           (iv)  CAM Expenses (Article Eight);

1.18  ADDRESS OF LANDLORD FOR NOTICES:     c/o Cabot Industrial Trust
                                           Two Center Plaza - Suite 200
                                           Boston, MA 02108-1906
                                           Attention: Mr. Bradley McGill

1.19  ADDRESS OF TENANT FOR NOTICES:       SalesLink Corporation
                                           6112 West 73rd Street
                                           Bedford Park, Illinois
                                           Attention: Mr. Keith Litterick

      With a copy to:                      SalesLink Corporation
                                           25 Drydock Avenue
                                           Boston, MA  02210
                                           Attention: Mr. Richard F. Torre

      And a copy of all default notices    Palmer & Dodge LLP
      to:                                  One Beacon Street
                                           Boston, MA  02108
                                           Attention: William Williams, II, Esq.

1.20  EXHIBITS:                            A:  The Property
                                           A-1:  Tenant's Parking Spaces
                                           B:  The Premises

                                           C:  Rules & Regulations
                                           D:  Letter of Credit
                                           E:  Memorandum of Acceptance of

ARTICLE TWO: PREMISES
---------------------

2.01 PREMISES. The Premises are described in Exhibit B and are a part of the Property, which is described in Exhibit A. The Property includes all the land, building(s), and all other improvements located on the land including the common areas described in Article Eight, and all easements and appurtenant rights related to Tenant's use of the Premises as provided in this Lease.

ARTICLE THREE: LEASE TERM
-------------------------

3.01 LEASE OF PREMISES FOR LEASE TERM. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term shall be the period stated in Article One and shall begin on the Lease Commencement Date set forth in Article One. Notwithstanding the provisions of
Article 1.10 above, Landlord agrees to grant to Tenant possession of the office portion of the Premises no later than October 1, 1998 and to grant to Tenant possession of the warehouse portion of the Premises no later than December 1, 1998. Upon written request of Tenant, Landlord agrees to use diligent efforts to accelerate the respective date of possession of the office and warehouse portions of the Premises, subject to Landlord's ability to cause the current occupant of any portion of such space to timely surrender such space in accordance with such occupant's current agreement with Landlord.

3.02 DELAY IN COMMENCEMENT. Landlord shall not be liable to Tenant if Landlord shall not deliver possession of all portions of the Premises to Tenant by March 1, 1999. Landlord's non-delivery of all portions of the Premises to Tenant on or before that date shall not affect this Lease or the obligations of Tenant under this Lease, except that the Lease Commencement Date shall be postponed by the number of days in the period commencing from and after December 1, 1998 to the date possession of all portions of the Premises shall be delivered to Tenant, and the Expiration Date shall be extended to the last day of the 120th full calendar month following such deferred Lease Commencement Date. Immediately prior to the Lease Commencement Date, Landlord and Tenant shall execute an amendment to this Lease setting forth the Lease Commencement Date and Expiration Date of this Lease. Failure to execute such amendment shall not affect the Lease Commencement Date and Expiration Date of this Lease. Notwithstanding the foregoing, in the event Landlord has not delivered possession of all portions of the Premises to Tenant on or before March 1, 1999, Tenant may, upon written notice to Landlord, terminate this Lease, and thereupon this Lease shall terminate, and all deposits (including the Letter of Credit) shall be returned to Tenant as soon as practicable thereafter.

3.03 EARLY OCCUPANCY. If Tenant shall occupy the Premises prior to the Lease Commencement Date, Tenant's occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the Expiration Date of this Lease. Notwithstanding the foregoing, Tenant shall not be obligated to pay any Base Rent prior to the Lease Commencement Date, but Tenant shall be obligated to pay Additional Rent pursuant to Section 4.02 during the ninety-day period preceding the Lease Commencement Date.

3.04 HOLDING OVER. Tenant shall vacate the Premises upon the Expiration Date or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all reasonably foreseeable damages, costs, liabilities and expenses, including attorneys' fees, which Landlord shall incur on account of Tenant's delay in so vacating the Premises, except to the extent any such delay arises out of any act or omission of Landlord and anyone for whose acts the Landlord is responsible. If Tenant shall not vacate the Premises upon the Expiration Date or earlier termination of this Lease, the Base Rent shall be increased to 200% of the Base Rent then in effect and Tenant's obligation to pay Additional Rent shall continue, but nothing herein shall limit any of Landlord's rights or Tenant's obligations arising from Tenant's failure to vacate the Premises, including, without limitation, Landlord's right to repossess the Premises and remove Tenant therefrom at any time after the Expiration Date or earlier termination of this Lease and Tenant's obligation to reimburse and indemnify Landlord as provided in the preceding sentence.

ARTICLE FOUR: RENT
------------------

4.01 BASE RENT. Commencing on the Lease Commencement Date, and on the first day of each month thereafter during the Lease Term, Tenant shall pay to Landlord the Base Rent as described in Section 1.15 in lawful money of the United States, in advance and without offset, deduction, or prior demand. The Base Rent shall be payable at Landlord's address or at such other place or to such other person as Landlord may designate in writing from time to time. The amount of Base Rent due for partial months shall be prorated accordingly.

4.02 ADDITIONAL RENT. Commencing on the Lease Commencement Date, all sums payable by Tenant under this Lease other than Base Rent shall thereafter be payable to Landlord and be deemed "Additional Rent;" the term "Rent" shall mean Base Rent and Additional Rent. Landlord shall estimate in advance (which estimate shall be in writing and forwarded to Tenant in advance) and charge to Tenant the following costs, to be paid on a monthly basis throughout the Lease
Term: (i) all Real Property Taxes for which Tenant is liable under Section 5.01 and 5.02 of the Lease, (ii) all utility costs (if utilities are not separately metered) for which Tenant is liable under Section 6.01 of the Lease, (iii) all insurance premiums for which Tenant is liable under Sections 7.01 and 7.06 of the Lease, (iv) all CAM Expenses for which Tenant is liable under Section 8.04 of the Lease. Collectively, the aforementioned Real Property Taxes, insurance, utility, and CAM Expenses shall be referred to as the "Total Operating Costs." Landlord may adjust its estimates of Total Operating Costs at any time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next Rent payment date after written notice to Tenant. Within 120 days after the end of each fiscal year (which shall be December 31st for this Lease) during the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Total Operating Costs paid or incurred by Landlord during the preceding fiscal year and Tenant's Pro Rata Share of such expenses. Within thirty (30) days after Tenant's receipt of such statement and invoices and other documentation in support thereof, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) in order that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period. In addition to its obligation to pay Base Rent and its Pro Rata Share of Total Operating Costs, Tenant is required hereunder to pay directly to suppliers, vendors, carriers, contractors, etc. certain insurance premiums, utility costs, personal property taxes, maintenance and repair costs and other expenses, collectively "Additional Expenses." If Landlord pays for any Additional Expenses in accordance with the terms of this Lease, Tenant's obligation to reimburse such costs shall be an Additional Rent obligation payable in full with the next monthly Rent payment. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent.

4.03 LATE CHARGE. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any loan secured by the Building. Accordingly, if any installment of Rent or any other sums due from Tenant shall not be received by Landlord within five days following the due date, Tenant shall pay to

Landlord a late charge equal to five percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

4.04 INTEREST. Any Rent or other amount due to Landlord, if not paid within five days after due, shall bear interest from the date due until paid at the rate of 10% per annum, provided that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default hereunder by Tenant.

4.05 TENANT'S PRO RATA SHARE. Tenant's Pro Rata Share shall be calculated by dividing the rentable square foot area of the Premises, as set forth in Section 1.07, by the rentable square foot area of the Property, as set forth in Section 1.06, which is leased or held for lease by tenants, as of the date on which the computation shall be made. Tenant's initial Pro Rata Share is set forth in
Section 1.08 and is subject to adjustment based on the aforementioned formula. Landlord agrees to use the same measurement method for all tenant space in the Property.

ARTICLE FIVE: PROPERTY TAXES
----------------------------

5.01 REAL PROPERTY TAXES. Tenant shall pay Tenant's Pro Rata Share of Real Property Taxes on the Property payable during the Lease Term. Tenant shall make such payments to Landlord in accordance with Section 4.02. If Landlord shall receive a refund of any Real Property Taxes with respect to which Tenant shall have paid Tenant's Pro Rata Share, Landlord shall refund to Tenant Tenant's Pro Rata Share of such refund after deducting therefrom the costs and expenses reasonably incurred in connection therewith.

5.02 DEFINITION OF "REAL PROPERTY TAXES." "Real Property Taxes" shall mean taxes, assessments (special, betterment, or otherwise), levies, fees, rent taxes, excises, impositions, charges water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are imposed or levied upon or assessed against the Property or any Rent or other sums payable by any tenants or occupants thereof to the extent any of the foregoing are not included in CAM Expenses pursuant to Article Eight below. Real Property Taxes shall include Landlord's costs and expenses reasonably incurred in contesting any Real Property Taxes. If at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Property or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy, or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then all of such taxes, assessments, levies, or charges, to the extent so measured or based ("Substitute Taxes"), shall be deemed to be a Real Property Taxes.

5.03 PERSONAL PROPERTY TAXES. Tenant shall pay directly all taxes charged against trade fixtures, furnishings, equipment, inventory, or any other personal property belonging to Tenant. Tenant shall use its best efforts to have personal property taxed separately from the Property. If any of Tenant's personal property shall be taxed with the Property, Tenant shall pay Landlord the taxes for such personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

ARTICLE SIX: UTILITIES
----------------------

6.01 UTILITIES. Tenant shall promptly pay, directly to the appropriate supplier, the cost of all natural gas, heat, cooling energy, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises, allocable to the Lease Term together with any related installation or connection charges or deposits (collectively "Utility Costs"). If any services or utilities are jointly metered with other premises, Landlord shall make a reasonable determination of Tenant's proportionate share of the such Utility Costs and Tenant shall pay such share to Landlord in accordance with Section 4.02. Landlord shall not be liable for damages, consequential or otherwise, nor shall there be any rent abatement arising out of any curtailment or interruption whatsoever in utility services. Utilities serving the Common Areas (as defined in Article Eight) exclusively shall be accounted for as described in Article Eight. Notwithstanding the foregoing, in the event any such interruption or discontinuance in the furnishing of the foregoing services pursuant to this Article 6 was within the reasonable control of Landlord to prevent or correct and continues beyond five (5) consecutive business days after written notice to Landlord and materially and adversely affects Tenant's ability to conduct its business in the Premises, or any portion thereof, and on account thereof Tenant ceases doing business in the Premises, or such portion thereof, Base Rent and rent adjustments shall thereafter equitably abate for so long as and to the extent Tenant's ability to conduct its business in the Premises or such portion thereof is so affected.

ARTICLE SEVEN: INSURANCE
------------------------

7.01 LIABILITY INSURANCE. From the time Tenant shall first enter the Premises, throughout the Lease Term and thereafter as long as Tenant shall remain in the Premises (collectively, "the Occupancy Period"), Tenant shall maintain in effect commercial general liability insurance insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury at the Premises, including contractual liability. Such insurance shall name Landlord, its property manager, any mortgagee of which Landlord gives Tenant written notice, and Cabot Partners Limited Partnership, as additional insureds. The initial amount of such insurance shall be Three Million Dollars ($3,000,000) per occurrence and shall be subject to reasonable periodic increases specified by Landlord based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers, and other relevant factors. The liability insurance obtained by Tenant under this Section
7.01 shall (i) be primary; and (ii) insure Tenant's obligations to Landlord under Section 7.09. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain commercial general liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability with respect to the Premises and the Property. The policy obtained by Landlord shall not provide primary insurance, shall not be contributory and shall be excess over any insurance maintained by Tenant.

7.02 WORKER'S COMPENSATION INSURANCE. During the Occupancy Period, Tenant shall maintain in effect Worker's Compensation Insurance (including Employers' Liability Insurance) in the statutory amount covering all employees of Tenant employed or performing services at the Premises, in order to provide the statutory benefits required by the laws of the state in which the Premises are located.

7.03 AUTOMOBILE LIABILITY INSURANCE. During the Occupancy Period, Tenant shall maintain in effect Automobile Liability Insurance, including but not limited to, passenger liability, on all owned, non-owned, and hired vehicles used in connection with the Premises, with a combined single limit per occurrence of not less than One Million Dollars ($1,000,000) per vehicle for injuries or death of one or more persons or loss or damage to property.

7.04 PERSONAL PROPERTY INSURANCE. During the Occupancy Period, Tenant shall maintain in effect Personal Property Insurance covering leasehold improvements paid for by Tenant and Tenant's personal property and fixtures from time to time in, on, or at the Premises, in an amount not less than 100% of the full replacement cost, without deduction for depreciation, providing protection against events protected under "All Risk Coverage," as well as against sprinkler damage, vandalism, and malicious mischief. Any proceeds from the Personal Property Insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated under an applicable provision herein. If the Premises are not repaired or restored following damage or destruction in accordance with other provisions herein, Landlord shall receive any proceeds from the Personal Property Insurance allocable to Tenant's leasehold improvements.

7.05  [Intentionally Deleted]

7.06 PROPERTY AND RENTAL INCOME INSURANCE. During the Lease Term, Landlord shall maintain in effect all risk insurance covering loss of or damage to the Property in the amount of its full replacement value with such endorsements and deductibles as Landlord shall reasonably determine from time to time and which are customarily held by owners of property similar to the Property. Landlord shall have the right to obtain flood, earthquake, and such other insurance as Landlord shall reasonably determine from time to time or shall be required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one (1) year's Base Rent, plus estimated Real Property Taxes, CAM Expenses, Utility Costs and insurance premiums for one (1) year. Tenant shall be liable for the payment of any deductible amount under Landlord's insurance maintained pursuant to this Article Seven, in an amount not to exceed Twenty-Five Thousand Dollars ($25,000). Tenant shall not do or permit anything to be done which shall invalidate any such insurance.

7.07 PAYMENT OF INSURANCE PREMIUMS. Landlord shall pay the premiums of the insurance policies maintained by Landlord under Section 7.06 and Section 7.01 (if applicable), and Tenant shall reimburse Landlord for Tenant's Pro Rata Share of such premiums in accordance with Section 4.02. Tenant shall pay directly the premiums of the insurance policies maintained by Tenant under Sections 7.01, 7.02, 7.03, 7.04, and 7.05.

7.08  GENERAL INSURANCE PROVISIONS.

     7.08 (a) Any insurance which Tenant shall be required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

     7.08 (b) Prior to the earlier of Tenant's entry into the Premises or the Lease Commencement Date, Tenant shall deliver to Landlord an insurance company certificate that Tenant maintains the insurance required by Sections 7.01, 7.02, 7.03, 7.04 and 7.05 and not less than thirty (30) days prior to the expiration or termination of any such insurance, Tenant shall deliver to Landlord renewal certificates therefor. Tenant shall provide Landlord with copies of the policies promptly upon request from time to time. If Tenant shall fail to deliver any certificate or renewal certificate to Landlord required under this Lease within the prescribed time period or if any such policy shall be canceled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord, as Additional Rent, for the cost of such insurance within ten (10) days after receipt of a statement of the cost of such insurance.

     7.08 (c) Tenant shall maintain all insurance required under this Lease with companies having a "General Policy Rating" of A -; X or better, as set forth in the most current issue of the Best Key Rating Guide.

     7.08 (d) Landlord and Tenant, on behalf of themselves and their insurers, each hereby waive any and all rights of recovery against the other, or against the officers, partners, employees, agents, or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage shall be covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage, or required to be carried under this Article Seven. All property insurance carried by either party shall contain a waiver of subrogation against the other party to the extent such right shall have been waived by the insured party prior to the occurrence of loss or injury.

7.09 INDEMNITY. Tenant shall hold Landlord, its agents, employees, officers, directors, partners and shareholders ("lndemnitees") harmless from and defend Indemnitees from and against all claims, liabilities, judgments, demands, causes of action, losses, damages, costs and expenses including reasonable attorney's fees for damage to any property or injury to or death of any person arising in or from (i) the use or occupancy of the Premises by Tenant or persons claiming under Tenant, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, or (ii) arising from the negligence or willful misconduct of Tenant, its employees, agents, contractors, or invitees in, upon or about the Property except as such arises out of the act or omission of Landlord or any Indemnitee, or (iii) arising out of any breach or default by Tenant under this Lease. The foregoing shall include reasonable investigation costs and all the costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. The provisions of this Section 7.09 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring prior to such time.

Landlord shall hold Tenant, its agents, employees, officers, directors, partners and shareholders ("Indemnitees") harmless from and defend Indemnitees from and against all claims, liabilities, judgements, demands, causes of action, losses, damages, costs and expenses including reasonable attorney's fees for damage to any property or injury to or death of any person arising in or from (i) the use or occupancy of the Building by Landlord or persons claiming under Landlord, except such to the extent caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors, or (ii) arising from the negligence or willful misconduct of Landlord, its employees, agents, contractors, or Invitees in, upon or about the Property except as such arises out of the act or omission of Tenant or any Indemnitee, or (iii) arising out of any breach or default by Landlord under this Lease. The foregoing shall include reasonable investigation costs and all the costs and expenses incurred by Tenant from the first notice that any claim or demand is to be made or may be made. The provisions of this Section 7.09 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring prior to such time.

ARTICLE EIGHT: COMMON AREAS
---------------------------

8.01 COMMON AREAS. As used in this Lease, "Common Areas" shall mean all areas within the Property which are available for the common use of tenants of the Property and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, access roads, landscaping, and planted areas. Landlord, from time to time, and with prior written notice to Tenant, may change the size, location, nature, and use of any of the Common Areas, convert Common Areas into leaseable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land or facilities; provided, however, that the amount of CAM Expenses shall be proportionately adjusted by Landlord to account for such change or conversion. Such activities and changes are permitted if they do not materially affect Tenant's use of the Premises or the operation of its business therein, and such changes to the Common Areas shall not unreasonably affect accessibility of the Premises, nor shall any such changes decrease the number of parking spaces available to Tenant.

8.02 USE OF COMMON AREAS. Tenant shall have the non-exclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations ("Rules and Regulations") as Landlord may establish or modify from time to time and as initially set forth in Exhibit "C" and after notice to Tenant of any changes thereto provided, however, Landlord agrees not to selectively enforce in a discriminatory manner against Tenant but not other tenants in the Building any of the rules and regulations described in this Section 8.02. Tenant shall abide by all such Rules and Regulations and shall use its best efforts to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's Rules and Regulations. At any time, Landlord may close only upon prior reasonable notice (except in an emergency) and provided such closing is only temporary any Common Areas to perform any acts in the Common Areas as, in Landlord's reasonable judgment, are desirable to maintain or improve the Property. Tenant shall not interfere with the rights of Landlord, other tenants, or any other person entitled to use the Common Areas. In the event of conflict with the terms of this Lease, the terms of this Lease shall prevail over the Rules and Regulations.

8.03 VEHICLE PARKING. Tenant shall be entitled to use the number of vehicle parking spaces in the Property allocated to Tenant in Section 1.14 without paying any additional rent. Tenant's parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Property or on the adjacent public streets except in accordance with the Rules and Regulations. Vehicles shall be parked only in striped parking spaces and not in driveways, other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. Tenant shall not park at any time more vehicles in the parking area than the number set forth in Section 1.14.

8.04 COMMON AREA MAINTENANCE. Subject to Articles Eleven and Twelve, Landlord shall maintain the Property (other than the Premises) and the Common Areas in good order, condition, and repair. Common Area Maintenance expenses ("CAM Expenses") are all costs and expenses associated with the operation and maintenance of the Common Areas and the repair and maintenance of the heating, ventilation, air conditioning, plumbing, electrical, utility, and safety systems for the Property (to the extent not performed by Tenant), including, but not limited to, the following: gardening and landscaping; snow removal; utility, water and sewage services for the Common Area; maintenance of signs (other than tenants' signs); worker's compensation insurance; personal property taxes; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; routine maintenance and repair of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; maintenance of paving (including sweeping, striping, repairing, resurfacing, and repaving); general maintenance; painting; lighting; cleaning; refuse removal; security and similar items; reserves for roof replacement, exterior painting and other appropriate reserves; and a property management fee (not to exceed five percent (5%) of the gross rents of the Property for the calendar year).
Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in CAM

Expenses; provided, however, that Landlord shall include in the statement prepared pursuant to Section 4.02 hereof the full-time/part-time employment status of the individual(s) providing management services to the Property. With respect to any CAM Expenses which are included for the benefit of the Property and other property, Landlord shall make a reasonable allocation of such cost between the Property and such other property. CAM Expenses shall not include:
(a) the cost of capital repairs and replacements, provided, however, that the annual depreciation (based on the useful life of the item under generally accepted accounting principles) of any such capital repair or replacement to the Common Areas or any common heating, ventilating, air-conditioning, plumbing, electrical, utility and safety systems serving the Property shall be included in the CAM Expenses each year during the term of this Lease; and (b) the cost of capital improvements, provided, however, that the annual depreciation (based on the useful life of the item under generally accepted accounting principles) of any capital improvement undertaken to reduce CAM Expenses or made in order to comply with legal requirements shall be included in CAM Expenses each year during the term of this Lease.

8.05 TENANT'S PAYMENT OF CAM EXPENSE. Tenant shall pay Tenant's Pro Rata Share of all CAM Expenses in accordance with Section 4.02.

ARTICLE NINE: USE OF PREMISES
-----------------------------

9.01 PERMITTED USES. Tenant may use the Premises only for the Permitted Uses set forth in Section 1.11 above. Landlord hereby represents that the Permitted Uses are permitted as of right under the applicable zoning laws and other laws, rules and regulations.

9.02 MANNER OF USE. Tenant shall not cause or permit the Premises to be used in any way which shall constitute a violation of any law, ordinance, restrictive covenants, governmental regulation or order, which shall annoy or interfere with the rights of tenants of the Property, or which shall constitute a nuisance or waste. Tenant shall obtain and pay for all permits, including a certificate of occupancy and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, notes, regulations, orders and requirements regulating the use by Tenant of the Premises, including the Occupational Safety and Health Act.

9.03 HAZARDOUS MATERIALS. As used in this Lease, the term "Hazardous Material" shall mean any flammable items, explosives, radioactive materials, oil, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without (a) the prior written consent of Landlord, and (b) complying with all applicable Federal, State and Local laws or ordinances pertaining to the transportation, storage, use or disposal of such Hazardous Materials, including but not limited to obtaining proper permits. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property. Landlord hereby represents to Tenant that, as of the date of this Lease, to Landlord's best knowledge (without having conducted any investigation) the Premises are free of any "Hazardous Materials" as such term is defined herein. Landlord hereby consents to Tenant's use of small amounts of cleaning solvents, copy and printer toner and other materials customarily used in the operation of business offices and in the course of Tenant's operations at the Premises, so long as Tenant complies fully with all applicable laws, rules and regulations relating thereto.

If Tenant's transportation, storage, use or disposal of Hazardous Materials on the Premises results in the contamination of the soil or surface or ground water or loss or damage to person(s) or property, then Tenant agrees to: (a) notify Landlord immediately upon Tenant's obtaining actual knowledge of any contamination, claim of contamination, loss or damage, (b) after consultation with the Landlord, clean up the contamination in full compliance with all applicable statutes, regulations and standards and (c) indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including reasonable attorney's fees and costs, arising from or connected with any such contamination, claim of contamination, loss or damage to the extent caused by Tenant and its activities in or on the Premises. Tenant agrees to fully cooperate with Landlord and provide such documents, affidavits and information as may be reasonably requested by Landlord (i) to comply with any environmental law, (ii) to comply with the request of any lender, purchaser or tenant, and/or (iii) for any other reason deemed reasonably necessary by Landlord. Tenant shall notify Landlord promptly upon Tenant's obtaining actual knowledge of any spill or other release of any Hazardous Material at, in, on, under or about the Premises which is required to be reported to a governmental authority under any environmental law, will promptly forward to Landlord copies of any notices received by Tenant relating to alleged violations of any environmental law and will promptly pay when due any fine or assessment against Landlord, Tenant or the Premises relating to any violation by Tenant of an environmental law during the term of this Lease. If a lien is filed against the Premises by any governmental authority resulting from the need to expend or the actual expending of monies arising from an act or omission, whether intentional or unintentional, of Tenant, its agents, employees or invitees, or for which Tenant is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the State where the Premises is located, then Tenant shall, within thirty (30) days from the date that Tenant is first given notice that such lien has been placed against the Premises (or within such shorter period of time as may be specified by Landlord if such governmental authority has commenced steps to cause the Premises to be sold pursuant to such lien) either (i) pay the claim and remove the lien, or (ii) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to Landlord and is sufficient to effect a complete discharge of such lien on the Premises. The provisions of this Section 9.03 shall survive the expiration or earlier termination of this Lease.

9.04 SIGNS AND AUCTIONS. Tenant shall not place any signs on the Property without Landlord's prior written consent, which consent shall not be unreasonably withheld for outdoor signage that identifies Tenant as the occupant of the Premises, provided such signage complies with applicable law. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

9.05 LANDLORD'S ACCESS. Landlord or its agents may enter the Premises at all reasonable times to show the Premises to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems reasonably necessary. Landlord shall give Tenant at least two days' prior written notice (except in the event of an emergency) of such entry, and such entry by Landlord shall not interfere with Tenant's business operations or cause damage to Tenant's personal property. Landlord shall repair any damage to Tenant or its personal property as a result of such entry. Within the final six months of the Lease Term, Landlord may place customary "For Sale" or "For Lease" signs on the Premises.

ARTICLE TEN: CONDITION AND MAINTENANCE OF PREMISES
--------------------------------------------------

10.01 EXISTING CONDITIONS. Tenant shall accept the Property and the Premises in their condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto. Tenant agrees to execute promptly a memorandum of Acceptance of Premises in the form set forth in Exhibit "E" to this Lease.

10.02 EXEMPTION OF LANDLORD FROM LIABILITY. Tenant shall insure its personal property under an all risk full replacement cost property insurance policy. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about Property, or from other sources or places; or (d) any act or omission of any other tenant of the Property. The provisions of this Section
10.02 shall not, however, exempt Landlord from liability for Landlord's negligence or willful misconduct.

10.03 LANDLORD'S OBLIGATIONS. Subject to the provisions of Article Eleven (Damage or Destruction) and Article Twelve (Condemnation) (and except that Tenant shall be obligated to reimburse Landlord for the costs of any damage caused by any act or omission of Tenant, or Tenant's employees, agents, contractors or invitees), Landlord shall keep the foundation, roof, building systems (other than the heating, ventilating and air conditioning system), structural supports and exterior walls of the improvements on the Property, the sidewalks, paved parking lots, etc. in good order, condition and repair. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the surfaces of walls. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair. Tenant hereby waives the benefit of any present or future law which provides Tenant the right to repair the Premises or Property at Landlord's expense or to terminate this Lease because of the condition of the Property or Premises.

10.04  TENANT'S OBLIGATIONS

     10.04 (a) REPAIR AND MAINTENANCE. Except as provided in Section 10.03, Article Eleven (Damage or Destruction) and Article Twelve (Condemnation), Tenant shall keep all portions of the Premises (including systems and equipment) and the heating, ventilating and air conditioning system in good order, condition and repair (including repainting and refinishing, as needed). If any portion of the Premises or any system or equipment in the Premises which Tenant shall be obligated to repair cannot be fully repaired or restored, Tenant shall promptly notify Landlord, and Landlord shall at Tenant's expense replace such portion of the Premises or system or equipment, except that if the benefit of such replacement extends beyond the Lease Term, Tenant shall only be obligated to pay a proportionate share thereof attributable to the period then remaining in the Term of its Lease. Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a heating and air conditioning contractor, such contract and such contractor to be approved by Landlord, which approval shall not be unreasonably withheld. Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for maintenance of the heating and air conditioning system at Tenant's expense. Landlord shall, at Tenant's expense, repair any damage to the portions of the Property Landlord shall be required to maintain to the extent caused by Tenant's negligent acts or omissions and not related to Landlord's negligent acts or omissions.

     10.04 (b) TENANT'S EXPENSE. Tenant shall fulfill all of Tenant's obligations under this Section 10.04 at Tenant's sole expense. If Tenant shall fail to maintain, repair or replace the Premises as required by this Section 10.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs reasonably incurred in performing such maintenance, repair or replacement as part of Additional Rent.

10.05  ALTERATIONS, ADDITIONS, AND IMPROVEMENTS

     10.05 (a) TENANT'S WORK. Tenant shall not make any installations, alterations, additions, or improvements in or to the Premises, including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior consent of Landlord, not to be unreasonably withheld for non-structural alterations. Any such work so approved by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. If requested by Landlord, Tenant shall furnish to Landlord prior to commencement of any such work a bond or other security acceptable to Landlord assuring that any work by Tenant will be completed in accordance with the approved plans and specifications and that all subcontractors will be paid. Tenant shall employ for such work only contractors approved by Landlord, which approval shall not be unreasonably withheld, and shall require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors on or about the Premises with a combined single limit not less than $3,000,000 and shall submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall indemnify and hold harmless Landlord from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work and not arising from Landlord's acts or omissions. Landlord may inspect the work of Tenant at reasonable times and give to Tenant written notice of observed defects. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts and proof of payment for all labor and materials.

     10.05 (b) NO LIENS. Tenant shall pay when due all claims for labor and material furnished to the Premises and shall at all times keep the Property free from liens for labor and materials. Tenant shall give Landlord at least ten
(10) days' prior written notice of the commencement of any work on the Premises if Landlord's consent to such work is required. Landlord may record and post notices of non-responsibility on the Premises.

10.06 CONDITION UPON TERMINATION. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord broom clean and in the condition which Tenant shall have been required to maintain the Premises under this Lease, reasonable wear and tear, damage by casualty or taking and damages caused by any failure of Landlord to perform its obligations and improvements left in accordance with this Section 10.06 excepted. Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Eleven (Damage or Destruction). Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Premises to their prior condition, all at Tenant's expense; provided, however, that with respect to any alterations, additions or improvements which require Landlord's approval, at the time of such approval Landlord shall specify if any of the same shall not be required to be removed by Tenant and shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without damage to the Property. Landlord agrees that Tenant's Work related to its initial build-out need not be removed upon the expiration or earlier termination of this Lease. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property), without Landlord's prior written consent; unless the same shall have been installed by Tenant at its expense: any power wiring or wiring panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment.

ARTICLE ELEVEN: DAMAGE OR DESTRUCTION
-------------------------------------

11.01  DAMAGE TO PREMISES

     11.01 (a) If the Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty ("Casualty"), Tenant shall immediately notify Landlord in writing upon the occurrence of such Casualty. In the event of any Casualty destroying or rendering untenantable more than fifty percent of the Premises, Landlord may elect either to (i) repair the damage caused by such casualty as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the casualty occurred. If such damage occurs during the last year of the Term, Tenant may also elect to terminate this Lease as of the date the casualty occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the casualty whether Landlord elects to repair the damage or terminate this Lease. In the event of any Casualty destroying or rendering untenantable less than fifty percent of the Premises, Landlord shall repair the damage caused by such casualty as soon as reasonably possible. If Landlord shall elect to repair the damage, Tenant shall pay Landlord the portion of the "deductible amount" (if any) under Landlord's insurance allocable to the damage to the Premises and, if the damage shall have been due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord.

     11.01(b)  If the casualty to the Premises shall occur during the last six
(6) months of the Lease Term and the damage shall be estimated by Landlord to require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the casualty shall have occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within ten (10) days after Tenant's notice to Landlord of the occurrence of the casualty.

     11.01(c) Notwithstanding the foregoing, in the event Landlord is unable to substantially complete such restoration work within 180 days following any such casualty, Tenant shall notify Landlord in writing of Tenant's intent to thereafter terminate this Lease and Landlord shall thereafter have an additional 30 day period within which to substantially complete such work; and in the event Landlord fails to substantially complete such work by the end of such extended 30-day period, Tenant shall thereafter have the right to terminate this Lease upon delivery of written notice to Landlord of such termination prior to the earlier of (a) the date of such substantial completion of Landlord's work or (b) fifteen days following expiration of such extended 30-day period.

11.02 TEMPORARY REDUCTION OF RENT. If the Property shall be destroyed or damaged by casualty and Landlord shall determine to repair or restore the Property pursuant to the provisions of this Article Eleven, any Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises shall be impaired. Such reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and Real Property Taxes. Except for such possible reduction in Base Rent, insurance premiums and Real Property Taxes, Tenant shall not be entitled to any compensation, reduction or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of the Property.

11.03 WAIVER. Tenant waives the protection of any statute, code or judicial decision which shall grant a tenant the right to terminate a lease in the event of the damage or destruction of the leased property and the provisions of this Article Eleven shall govern the rights and obligations of Landlord and Tenant in the event of any damage or destruction of or to the Property.

ARTICLE TWELVE: CONDEMNATION
----------------------------

12.01 CONDEMNATION. If more than twenty percent (20%) of the floor area of the Premises or more than twenty-five percent (25%) of the parking on the Property, shall be taken by eminent domain either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall take title or possession). If neither Landlord nor Tenant shall terminate this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Premises. If this Lease shall be terminated, any condemnation award or payment shall be distributed to the Landlord. Tenant shall have no claim against Landlord for the value of the unexpired lease term or otherwise.

ARTICLE THIRTEEN: ASSIGNMENT AND SUBLETTING
-------------------------------------------

13.01 LANDLORD'S CONSENT REQUIRED. No portion of the Premises or of Tenant's interest in this Lease shall be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section
13.02 below. Landlord shall have the right to grant or withhold its consent as provided in Section 13.04 below. Any attempted transfer without consent shall be void and shall constitute a non curable breach of this Lease.

13.02 NO RELEASE OF TENANT. No assignment or transfer shall release Tenant or change Tenant's primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of Rent from any other person shall not be a waiver of any provision of this Article Thirteen. Consent to one transfer shall not be deemed a consent to any subsequent transfer or a waiver of the obligation to obtain consent on subsequent occasions. If Tenant's assignee or transferee shall default under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the assignee or transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee without notifying Tenant or obtaining its consent, and such action shall not release Tenant from any of its obligations or liabilities under this Lease as so assigned or modified.

13.03 OFFER TO TERMINATE. If Tenant shall desire to assign this Lease or sublease all or any part of the Premises, Tenant shall offer to Landlord in writing, the right to terminate this Lease as of the date specified in the offer. If Landlord shall elect in writing to accept the offer to terminate within twenty (20) days after receipt of notice of the offer, and Tenant does not within ten (10) days following receipt of Landlord's written notice of such acceptance notify Landlord in writing of Tenant's withdrawal of its intent to assign or sublease, this Lease shall terminate as of the date specified in such offer and all the terms and provisions of this Lease governing termination shall apply. If Landlord shall not so elect, Tenant shall then comply with the provisions of this Article Thirteen applicable to such assignment of sublease.

13.04 LANDLORD'S CONSENT. Tenant's request for consent under Section 13.01 shall set forth the details of the proposed sublease, assignment or transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transaction (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, reasonably exercised, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Premises; (ii) the net worth and financial condition of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under this Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Tenant shall assign or sublease, the following shall apply: Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the Profit (defined below) on such transaction (such amount being Landlord's share) as and when received by Tenant, unless Landlord shall give notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. Profit shall mean (a) all rent and all fees and other consideration paid for or in respect of the assignment or sublease, including fees under any collateral agreements less (b) the rent and other sums payable under this Lease (in the case of a sublease of less than all of the Premises, allocable to the subleased premises) and all costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for reasonable real estate broker's commissions and reasonable costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant shall be entitled to recover such reasonable costs and expenses before Tenant shall be obligated to pay Landlord's Share to Landlord. Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises within thirty (30) days after the transaction shall be signed and from time to time thereafter on Landlord's request, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct.

13.05 TENANT'S AFFILIATE. Notwithstanding anything in this Section 13 to the contrary, Tenant may assign this Lease or sublet all or any portion of the Premises without the prior written consent of Landlord to Tenant's Affiliate (as hereinafter defined) provided that: (a) Tenant is not at such time, and such Affiliate on the effective date of such assignment or sublease will not be, in monetary or material non-monetary default hereunder; (b) such Affiliate shall execute an instrument in writing assuming by assignment the terms of this Lease or acknowledging that such sublease is subject and subordinate to all of the terms and conditions of this Lease, and Tenant shall deliver the same to Landlord; and (c) all documents and information required hereunder shall be delivered by Tenant to Landlord at least fifteen (15) days prior to the effective date of such assignment or sublease; and (d) in the case of an assignment, such Affiliate has a net worth at least equal to or greater than that of Tenant prior to the effective date of such assignment. For purposes of this Section 13, the term "Affiliate" shall mean (i) any entity resulting from a merger or business combination with Tenant; or (ii) any entity succeeding to the business or substantially all of the assets of Tenant; or (iii) the parent of Tenant or any Affiliate of such parent.

ARTICLE FOURTEEN: DEFAULTS AND REMEDIES
---------------------------------------

14.01 COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance by Tenant of all covenants and conditions.

14.02  DEFAULTS.  Each of the following shall be an event of default under this
Lease:

     14.02 (a) Tenant shall abandon or vacate the Premises and fail to pay Rent as required under this Lease;

     14.02 (b) Tenant shall fail to pay Rent or any other sum payable under this Lease within ten (10) days after Tenant's receipt of written notice from Landlord regarding such non-payment;

     14.02 (c) Tenant shall fail to perform any of Tenant's other obligations under this Lease and such failure shall continue for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days shall be required to complete such performance, Tenant shall not be in default if Tenant shall commence such performance within the thirty (30) day period and shall thereafter diligently pursue its completion.

     14.02 (d) (i) Tenant shall make a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement shall be filed by or against Tenant and shall not be dismissed within sixty (60) days; (iii) a trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease and possession shall be subjected to attachment, execution or other judicial seizure which shall not be discharged within sixty (60) days. If a court of competent jurisdiction shall determine that any of the acts described in this subsection
(d) is not a default under this Lease, and a trustee shall be appointed to take possession (or if Tenant shall remain a debtor in possession) and such trustee or Tenant shall assign, sublease, or transfer Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment, transfer or sublease over the rent payable by Tenant under this Lease.

14.03 REMEDIES. On the occurrence of an event of default by Tenant beyond the expiration of all applicable notice, grace and cure periods, Landlord may, at any time thereafter, with or without notice or demand (except as provided in Section 14.02) and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

     14.03 (a) Terminate this Lease by written notice to Tenant or by entry, at Landlord's option. Tenant shall then immediately quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. Following termination, without prejudice to other remedies Landlord may have by reason of Tenant's default or of such termination, Landlord may (i) peaceably reenter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Lease Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole discretion shall determine, with the right to make alterations and repairs to the Premises; and (iii) remove all personal property therefrom. Following termination, Landlord shall have all the rights and remedies of a landlord provided at law and in equity and shall use reasonable efforts to re-let the Premises. The amount of damages Tenant shall pay to Landlord following termination shall include all Rent unpaid up to the termination of this Lease, costs and expenses incurred by Landlord due to such Event of Default and, in addition, Tenant shall pay to Landlord as damages, at the election of Landlord (if Landlord shall elect subsection (y) below, it may cease such election at any time), either (x) the discounted present value (at the then Federal Reserve Bank discount rate) of the aggregate Rent and other charges due during the period commencing with such termination and ending on the expiration date of this Lease, or (y) amounts equal to the Rent and other charges which would have been payable by Tenant had this Lease or Tenant's right to possession not been so terminated, payable upon the due dates therefor specified herein following such termination and until the expiration date of this Lease, provided, however, that if Landlord shall re-let the Premises during such period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses reasonably incurred or paid by Landlord in terminating this Lease, and the reasonable expenses of re-letting, including, without limitation, altering and preparing the Premises for new tenants, brokers' commissions, reasonable legal fees and all other similar and dissimilar expenses properly and reasonably chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period equal to or shorter or longer than the remaining Lease Term; and provided, further, that (i) in the no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the reasonable expenses of re-letting. In calculating the Rent and other charges under subsection (x) above, there shall be included, in addition to the Rent other considerations agreed to be paid or performed by Tenant, on the assumption that all such considerations would have remained constant (except as herein otherwise provided) for the balance of the full Term hereby granted. Landlord shall use reasonable efforts to re-let the Premises or any part thereof for such rent and on such terms as it shall determine (including the right to re-let the Premises for a greater or lesser term than the Lease Term, the right to re-let the Premises as part of a larger area and the right to change the character or use made of the Premises). Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder. In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under the foregoing provisions of this
Section 14.03(a), Landlord may, by written notice to Tenant, at any time after this Lease shall be terminated under this Article Fourteen or shall be otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Base Rent and Additional Rent due for the twelve (12) months ended immediately prior to such termination plus the amount of Base Rent and Additional Rent of any kind accrued and unpaid at the time of termination.

     14.03 (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due.

     14.03 (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

14.04  REPAYMENT OF "FREE" RENT.  [Intentionally Deleted]

14.05 AUTOMATIC TERMINATION; DAMAGES. Notwithstanding any other term or provision hereof to the contrary, this Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 14.03 hereof, including the filing of an unlawful detainer action against Tenant. On any termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord shall incur in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease, the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Premises. All such damages suffered (apart from Base Rent and other Rent payable hereunder) shall constitute pecuniary damages which shall be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceedings.

14.06 CUMULATIVE REMEDIES. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord and Tenant may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

ARTICLE FIFTEEN: PROTECTION OF LENDERS
--------------------------------------

15.01 SUBORDINATION. Landlord represents that there is no mortgage encumbering the Property or the Premises as of the date of execution hereof. Landlord shall have the right to subordinate this Lease to any future ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded, provided that Landlord shall obtain from such ground lessor, mortgagee or other financing entity an agreement in the form customarily issued by such party and reasonably acceptable to Tenant whereby such party agrees not to disturb Tenant's use and possession of the Premises in the event of such party's foreclosure, deed in lieu of foreclosure or exercise of any of its rights at law or in equity. Tenant shall cooperate with Landlord and any lender which shall acquire a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

15.02 ATTORNMENT. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease so long as Tenant is permitted to remain in possession under the terms of this Lease. Tenant waives the protection of any statute or rule of law which shall give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

15.03 SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment, non-disturbance and subordination or agreement to do so, which agreement shall be reviewed and approved in advance by Tenant and its counsel.

15.04 ESTOPPEL CERTIFICATES. Within ten (10) days after Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or if Landlord is claimed to be in default, setting forth such default in reasonable detail); and (v) such other information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Landlord may deliver any such statement by Tenant to any prospective purchaser or encumbrancer of the Property, and such purchaser or encumbrancer may rely conclusively upon such statement as true and correct. If Tenant shall not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

ARTICLE SIXTEEN: LEGAL COSTS
----------------------------

16.01 LEGAL PROCEEDINGS. In any suit or proceeding brought or commenced by either party against the other to enforce, protect or defend its rights or remedies hereunder, the prevailing party therein shall be entitled to recover from the non-prevailing party all court costs and reasonable attorneys' fees incurred by the prevailing party with respect to such suit or proceeding, which amount may be included in and made a part of any judgment entered therein.

16.02 LANDLORD'S CONSENT. Tenant shall pay Landlord's reasonable fees and expenses, including, without limitation, legal, engineering and other consultants' fees and expenses, incurred in connection with Tenant's request for Landlord's consent under Article Thirteen (Assignment and Subletting) or in connection with any other act by Tenant which requires Landlord's consent or approval under this Lease.

ARTICLE SEVENTEEN: MISCELLANEOUS PROVISIONS
-------------------------------------------

17.01 NON-DISCRIMINATION. Tenant agrees that it will not permit any discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.

17.02  LANDLORD'S LIABILITY; CERTAIN DUTIES.

     17.02 (a) BIND AND INURE; LIMITATION OF LANDLORD'S LIABILITY. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Property shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Property. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Property (including rent, insurance proceeds, condemnation awards) but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee, or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Property in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

     17.02 (b) NOTICE. Tenant shall give notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address shall have been furnished in writing to Tenant. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) shall fall to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance shall reasonably require more than thirty (30) days to cure, Landlord shall not be in default if such cure shall be commenced within such thirty (30) day period and thereafter diligently pursued to completion.

17.03 SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision of this Lease, which shall remain in full force and effect.

17.04 INTERPRETATION. The captions of the Articles or Sections of this Lease are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other, in any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

17.05 INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements shall be effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

17.06 NOTICES. All notices, requests and other communications required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or by a national overnight delivery service which maintains delivery records. Notices to Tenant shall be delivered to the address specified in Section 1.18 above, except that upon Tenant's taking possession of the Premises, the Premises shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.17 above. All notices shall be effective upon delivery (or refusal to accept delivery). Either party may change its notice address upon written notice to the other party.

17.07 WAIVERS. All waivers shall be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound by to the conditions of such statement.

17.08 NO RECORDATION. Tenant shall not record this Lease. Either Landlord or Tenant may require that a notice, short form or memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

17.09 BINDING EFFECT; CHOICE OF LAW. This Lease shall bind any party who shall legally acquire any rights or interest in this Lease from Landlord or Tenant, provided that Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

17.10 CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that
(s)he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord, and Landlord shall deliver to Tenant a certified copy of a resolution of Landlord's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Tenant. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give prompt notice to Landlord of any general partner's withdrawal or addition from time to time. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

17.11 JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

17.12 FORCE MAJEURE. If Landlord or Tenant cannot perform any of its obligations due to events beyond such party's reasonable control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond a party's reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

17.13 EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

17.14 SURVIVAL. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

17.15 EXAMINATION OF LEASE. Submission of this Lease to Tenant shall not constitute an option to lease, and this Lease shall not be effective until execution and delivery by both Landlord and Tenant.

17.16  SECURITY DEPOSIT.

     A. As security for the full and prompt performance by Tenant of all of Tenant's obligations hereunder, Tenant has upon execution of this Lease provided to Landlord an unconditional irrevocable letter of credit in favor of Landlord from a bank approved by Landlord, which approval shall not be unreasonably withheld, in the form attached hereto as Exhibit D (the "Letter of Credit"), which provides for security in the amount of $125,000.00 through the period ending February 29, 2000; such Letter of Credit provides for automatic reductions thereafter (i) to the sum of $100,000.00 effective March 1, 2000 through the period ending February 28, 2001, (ii) to the sum of $75,000.00 effective March 1, 2001 through the period ending February 28, 2002, (iii) to the sum of $50,000.00 effective March 1, 2002 through the period ending

February 28, 2003, and (iv) to the sum of $25,000.00 March 1, 2004 through the period ending February 28, 2009. Tenant agrees that, in the event of any default by Tenant under this Lease beyond the expiration of applicable grace, notice and cure periods, Landlord shall have the right to draw down on the Letter of Credit in an amount necessary to cure such default ("the Cure Amount") and Tenant agrees that within ten (10) days after such initial draw of the Cure Amount, Tenant shall replenish the Cure Amount and shall cause the Letter of Credit to be amended in a manner that it is restored to the full amount available thereunder prior to such draw by Landlord. Tenant further agrees that, in addition to all of the rights and remedies provided to Landlord pursuant to
Article 14 hereof, whether or not this Lease or Tenant's right to possession hereunder has been terminated, (a) in the event Tenant is in default under any of the terms, covenants and conditions of this Lease beyond the expiration of applicable grace, notice and cure periods, or (b) in the event Tenant has filed (or there has been filed against Tenant) a petition for bankruptcy protection or other protection from its creditors under any applicable and available law which has not been dismissed or discharged, then Landlord may at once and without any notice whatsoever to Tenant (including, without any notice as provided in Article 14 hereof) be entitled to draw down on the entire amount of the Letter of Credit then available to Landlord and apply such resulting sums toward (i) reimbursement to Landlord for all of Landlord's then unamortized costs incurred in leasing to Tenant the Premises demised by this Lease, and (ii) reimbursement to Landlord for any other damages suffered by Landlord as a result of such default. Landlord agrees to reimburse Tenant for all fees incurred by Tenant in obtaining and maintaining such Letter of Credit, so long as such fees do not exceed on an annual basis an amount equal to one and one half (1 1/2%) of the then face amount of such Letter of Credit.

     B. The foregoing Letter of Credit shall provide for an original expiration date of February 29, 2000 and shall be automatically extended without amendment for additional successive one-year periods from the original expiration date or any future expiration date thereof, unless sixty days prior to any such expiration date the bank sends to Landlord by certified/registered mail, return receipt requested or overnight courier written advice that the bank has elected not to consider the Letter of Credit renewed for any such additional one-year period. In the event such bank so advises Landlord that such Letter of Credit will not be so renewed, Landlord shall promptly thereafter notify Tenant thereof in writing, and Tenant shall obtain a substitute Letter of Credit from a bank reasonably approved by Landlord meeting all of the terms and conditions described in Paragraph A. above, which substitute Letter of Credit ("Substitute Letter of Credit") shall be reasonably satisfactory to Landlord and delivered to Landlord no later than thirty (30) days prior to the expiration date of the Letter of Credit then in effect. In the event Tenant fails to deliver such Substitute Letter of Credit to Landlord at least thirty (30) days prior to the expiration date of the Letter of Credit then in effect, Landlord shall in such instance have the right without further notice to Tenant (including, without any notice as provided in Article 14 hereof) to immediately draw down on the entire amount of the Letter of Credit then available to Landlord; in such instance Landlord shall retain such resulting sum as a cash security deposit and Landlord shall have the right to use such cash security deposit to the same extent that Landlord would be entitled to draw down on the Letter of Credit pursuant to the terms of Paragraph A. above and Tenant shall replenish such cash security deposit in the same manner as required for the Letter of Credit. Landlord shall not, unless required by law, keep the security deposit separate from its general funds or pay interest thereon to Tenant. No trust relationship is created herein between Landlord and Tenant with respect to the security deposit, and the security deposit may be commingled with other funds of Landlord. As between Landlord and Tenant only, all draws under the Letter of Credit (or cash security deposit, as the case may be) and rights of Landlord to apply the proceeds of any such draw or draft shall be subject to the provisions of this Lease.

     C. Upon expiration of the Term of this Lease, whether by expiration or lapse of time or otherwise, and so long as Tenant is not then in default hereunder and after Tenant shall have vacated the Premises in the manner required by this Lease, Landlord agrees to return to Tenant the Letter of Credit (or cash security deposit, as the case may be) then in Landlord's possession.

17.17 LIMITATION OF WARRANTIES. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties which extend beyond those expressly set forth in this Lease. Without limiting the generality of the foregoing, Tenant expressly acknowledges that Landlord has made no warranties or representations concerning any Hazardous Materials or other environmental matters affecting any part of the Property and Landlord hereby expressly disclaims and Tenant waives any express or implied warranties with respect to any such matters.

17.18 NO OTHER BROKERS. Tenant and Landlord represent and warrant to the other that the brokers named in Section 1.12 above are the only agents, brokers, finders or other parties with whom each party has dealt who may be entitled to any commission or fee with respect to this Lease or the Premises or the Property. Each party agrees to indemnify and hold the other harmless from any claim, demand, cost or liability, including, without limitation, reasonable attorneys' fees and expenses, asserted by any party other than the brokers named in Section 1.12.

ARTICLE EIGHTEEN: TENANT IMPROVEMENT ALLOWANCE
----------------------------------------------

18.01 TENANT IMPROVEMENT ALLOWANCE. Within fifteen (15) days following presentation to Landlord of invoices and receipts and final lien waivers, Landlord agrees to pay to Tenant or credit against invoices therefor an allowance (the "Tenant Improvement Allowance") in an amount not to exceed the sum of Two Hundred Forty-five Thousand and No/100 Dollars ($245,000.00) to be applied toward payment or reimbursement of costs incurred in connection with any improvements Tenant desires to perform in the office and warehouse portions of the Premises in preparation for its initial occupancy thereof, including without limitation payment of costs associated with architectural, engineering, permitting, construction and construction management costs, and computer and telecommunications cabling costs. All such work shall be subject to, and performed in accordance with the conditions set forth in Section 10.05 hereof. Tenant expressly covenants and agrees that, in the event the current occupant of the warehouse portion of the Premises remains in occupancy of such space during the time Tenant commences any improvement work in the office portion of the Premises, Tenant will perform such work in a manner that does not unreasonably interfere with or disrupt the use of the warehouse portion of the Premises. If, in the course of performing the initial improvement work, Tenant becomes aware of any Hazardous Materials existing in the Premises prior to the Commencement Date in violation of existing applicable laws, Landlord agrees that Landlord shall be responsible for the cost of remedying any such violation to the extent required by any governmental authority.

     The foregoing Tenant Improvement Allowance is for Tenant personally and may not be applied or used for the benefit of any subtenant approved by Landlord nor will such Allowance inure to the benefit of any permitted assignee of Tenant.
It shall be a condition to the application of such Tenant Improvement Allowance that Tenant not be in default under any of the terms, covenants and conditions of this Lease beyond the expiration of applicable notice, grace and cure periods at any time such Allowance is requested. The Tenant Improvement Allowance is applicable only in connection with improvements to be made to the Premises and payment of the above-described referral fee. It shall be a condition of Landlord's obligation to pay Tenant any portion of such Allowance that Tenant provide Landlord with contractor's affidavits and final waivers of lien from those persons entitled to lien rights against the Premises covering all labor and materials expended and used, and invoices reasonably acceptable to Landlord establishing the actual cost of and full payment for all items purchased with such Allowance. Funds may be drawn against the Tenant Improvement Allowance for a period of six (6) months after the Lease Commencement Date.

Signed on                , 19       LANDLORD
          ---------------    ----
at                                  CABOT INDUSTRIAL PROPERTIES,
  -------------------------------   L.P., a Delaware limited partnership

                                    By:  CABOT INDUSTRIAL TRUST, a
                                         Maryland real estate investment
                                         trust, its General Partner

                                    By:

                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

Signed on                , 19       TENANT
          ---------------    ----
at                                  SALESLINK CORPORATION, a
  -------------------------------   Delaware corporation


                                    By:

                                    Its:

                          EXHIBIT "A" - THE PROPERTY

                           EXHIBIT "A" - THE PROPERTY



                            [Site Plan appears here]



                                   SITE PLAN

                                 EXHIBIT "A-1"

                                  Parking Area
                                  ------------



                            [Site plan appears here]

                          EXHIBIT "B" - THE PREMISES

                           EXHIBIT "B" - THE PREMISES



                           [Floor Plan appears here]

                      EXHIBIT "C" - RULES AND REGULATIONS


1. No advertisements, pictures or signs of any sort shall be displayed on or outside the Premises without the prior written consent of Landlord. This prohibition shall include any portable signs or vehicles placed within the parking lot, common areas or on streets adjacent thereto for the purpose of advertising or display. Landlord shall have the right to remove any such unapproved item without notice and at Tenant's expense.

2. Tenant shall not park or store motor vehicles, trailers or containers outside the Premises after the conclusion of normal daily business activity except in approved areas specifically designated by Landlord, acting reasonably.

3. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord without the prior written consent of Landlord.

4. All window coverings and window films or coatings installed by Tenant and visible from outside of the building require the prior written approval of Landlord. Except for dock shelters and seals as may be expressly permitted by Landlord, no awnings or other projections shall be attached to the outside walls of the building.

5. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance on, in or around the Premises unless approved by Landlord. Tenant shall not use, keep or permit to be used or kept any flammable or combustible materials without proper governmental and approvals.

6. Tenant shall not use, keep or permit to be used or kept food or other edible materials in or around the Premises in such a manner as to attract rodents, vermin or other pests. Tenant shall not permit cooking in or about the Premises other than in microwave ovens.

7. Tenant shall not use or permit the use of the Premises for lodging or sleeping, for public assembly, or for any illegal or immoral purpose.

8. Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior written consent of Landlord. Tenant agrees not to make any duplicate keys without the prior consent of Landlord.

9. Tenant shall park motor vehicles only in those general parking areas as designated by Landlord except for active loading and unloading. During loading and unloading of vehicles or containers, Tenant shall not unreasonably interfere with traffic flow within the industrial park and loading and unloading areas of other tenants.

10. Storage of propane tanks, whether interior or exterior, shall be in secure and protected storage enclosures approved by the local fire department and, if exterior, shall be located in areas specifically designated by Landlord. Safety equipment, including eye wash stations and approved neutralizing agents, shall be provided in areas used for the maintenance and charging of lead-acid batteries. Tenant shall protect electrical panels and building mechanical equipment from damage from forklift trucks.

11. Tenant shall not disturb, solicit or canvas any occupant of the Building or industrial park and shall cooperate to prevent same.

12. No person shall go on the roof of the Property without Landlord's permission except to perform obligations under its lease.

13. No animals (other than seeing eye dogs) or birds of any kind may be brought into or kept in or about the Premises.

14. Machinery, equipment and apparatus belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building to such a degree as to be objectionable to Landlord or other tenants or to cause harm to the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate the transmission of such noise and vibration. Tenant shall cease using any such machinery which causes objectionable noise and vibration which cannot be sufficiently mitigated.

15. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or exterior loading areas overnight.

16. Tractor trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks of sufficient size to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the auto parking areas of the industrial park or on streets adjacent thereto.

17. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall use only tires that do not damage the asphalt.

18. Tenant shall be responsible for the safe storage and removal of all pallets. Pallets shall be stored behind screened enclosures at locations approved by the Landlord. If pallets are stored within the Premises, storage shall comply with safe practices as described in Factory Mutual Loss Prevention Data Sheet 8-24.

19. Tenant shall be responsible for the safe storage and removal of all trash and refuse. All such trash and refuse shall be contained in suitable receptacles stored behind screened enclosures at locations approved by Landlord. Landlord reserves the right to remove, at Tenant's expense and without further notice, any trash or refuse left elsewhere outside of the Premises or in the industrial park.

20. Tenant shall not store or permit the storage or placement of goods or merchandise in or around the common areas surrounding the Premises. No displays or sales of merchandise shall be allowed in the parking lots or other common areas.

21. Tenant shall appoint an Emergency Coordinator who shall be responsible for assuring notification of the local fire department in the event of an emergency, assuring that sprinkler valves are kept open and implementing the Factory Mutual "Red Tag Alert" system including weekly visual inspection of all sprinkler system valves on or within the Premises.


                                                                     Landlord
                                                             --------

                                                                     Tenant
                                                             --------

                                   EXHIBIT D

                          IRREVOCABLE LETTER OF CREDIT
                                      NO.


             , 19
-------------

BENEFICIARY:                                  ACCOUNT PARTY:
-----------                                   -------------

Cabot Industrial Properties, L.P.             SalesLink Corporation Inc.
c/o Cabot Partners
Two Center Plaza
Suite 200
Boston, Massachusetts 02108-1906

Attn:
      ----------

EXPIRATION DATE: December 1, 1999             AMOUNT: Not to exceed $125,000.00
---------------                               ------

Gentlemen:

We hereby establish our unconditional and irrevocable Letter of Credit in your favor for the account of Prime Graphics, Inc. for a sum not exceeding U.S. $125,000.00 available by your sight draft drawn on us. Unless a draft has previously been delivered to us hereunder, this Letter of Credit shall automatically be reduced to the sum of $100,000.00 effective March 1, 2000 through the period ending February 28, 2001, (ii) to the sum of $75,000.00 effective March 1, 2001 through the period ending February 28, 2002, (iii) to the sum of $50,000.00 effective March 1, 2002 through the period ending February 28, 2003, and (iv) to the sum of $25,000.00 March 1, 2004 through the period ending February 28, 2009.

This draft must be marked: "Drawn under Irrevocable Letter of Credit No.
__________________ dated                   ".

We hereby agree with the drawers, endorsers and bona fide holders of the draft drawn and negotiated in compliance with the terms of this credit, that said draft will be duly honored by 3:00 P.M. on the day presented if received at this office on or before 11:00 AM.

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for additional successive one year periods from the expiration hereof, or any future expiration date, unless 60 days prior to any expiration date we notify you by certified mail, return receipt requested or overnight courier that we elect not to consider this Letter of Credit renewed for any such additional period.

This Letter of Credit is transferable, assignable, retransferable and reassignable and may be successively transferred or assigned. Partial drawings and reductions are permitted.

We hereby engage with you that documents presented in conformity with the terms of this Letter of Credit will be duly honored by us.

Except so far as otherwise expressly stated this documentary credit is subject to uniform customs and practice for documentary credits, 1993 revision, ICC Publication No. 500, excluding Article 17.



Name of Bank


BY:

                                  EXHIBIT "E"
                       ACCEPTANCE OF PREMISES MEMORANDUM


DATE:
     --------------------------------

LANDLORD:
         ----------------------------

TENANT:
       ------------------------------

BUILDING:
         ----------------------------

                RE:  Lease dated                 (the "Lease")
                                 ---------------

     1. Tenant agrees that the Work and Landlord's Work in the Premises has been substantially completed in accordance with the requirements of the Lease, except the "punch list items" which are listed on Schedule 1 attached hereto.

     2. We hereby confirm that the Lease Commencement Date is _______________, 19__ and we hereby confirm that the expiration date of the Term of the Lease is __________________, 19__.

     3. Terms which are defined in the Lease shall have the same meanings when used in this Agreement.

SIGNED:

LANDLORD:                           TENANT:



By:                                 By:
   -------------------------------     ------------------------------------

Title:                              Title:
      ----------------------------        ---------------------------------